Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Chatham Lodging Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	Rule 457(o)		(1)		(2)		(3)(4)(5)	0.0001476
	Equity	Preferred Shares	Rule 457(o)		(1)		(2)		(3)(4)(5)	0.0001476
	Other	Warrants	Rule 457(o)		(1)		(2)		(3)(4)(5)	0.0001476
	Other	Units	Rule 457(o)		(1)		(2)		(3)(4)(5)	0.0001476
Carry Forward Securities

Total Offering Amounts								$500,000,000		0.0001476	$73,800
Total Fees Previously Paid											—
Total Fee Offsets											$38,999
Net Fee Due											$34,801

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2) Not required to be included in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(3) Not required to specify by each class of security in accordance with General Instruction II.D of Form S-3 under the Securities Act.

(4) No separate consideration will be received for common shares as may, from time to time, be issued upon conversion of preferred shares registered hereunder. No separate consideration will be received for preferred shares as may, from time to time, be issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred shares.

(5) The aggregate public offering price of the securities registered hereunder will not exceed $500,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Chatham Lodging Trust	S-3	333-251600	December 22, 2020	—	$38,999	(1)	Equity	Common Shares	—	$357,462,804	—
Fee Offset Sources	Chatham Lodging Trust	S-3	333-251600	—	December 22, 2020	—		—	—	—	—	$38,999

(1)	With the filing of its Registration Statement on Form S-3 (File No. 333-251600) (the “Prior Registration Statement”), the registrant paid a registration fee of $54,550 relating to the offer and sale of securities having a proposed maximum aggregate offering price of up to $500,000,000. On March 5, 2021, the registrant filed a prospectus supplement relating to the offer and sale of Common Shares with a proposed maximum aggregate offering price of up to $100,000,000 in an “at-the-market” offering program (the “ATM Program”). As of the date of this registration statement, Common Shares having an aggregate offering price of up to $77,462,804 were not sold under the ATM Program. On June 24, 2021, the registrant filed a prospectus supplement relating to the offer and sale of Preferred Shares with an aggregate offering price of $120,000,000 (the “Series A Preferred Shares”), and all of the Series A Preferred Shares were sold. Following the sales of Common Shares under the ATM Program and the Series A Preferred Shares, securities having an aggregate maximum offering price of $357,462,804 were registered but not sold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $38,999 that has already been paid and remains unused with respect to the securities that were registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement expired on January 5, 2024.